                                                                    EXHIBIT 99.5

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of October 27, 1997, by and between Selfcare, Inc., a Delaware corporation (the "Company"), with headquarters located at 200 Prospect Street, Waltham, MA 02154 and the purchasers ("Purchasers") set forth on the execution pages hereof, with regard to the following:

                                    RECITALS

         A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         B. Purchasers desire (a) to purchase, upon the terms and conditions stated in this Agreement, Ten Million U.S. Dollars face amount of the Company's Senior Subordinated Convertible Notes (the "Notes"), in the form attached hereto as Exhibit A, convertible into shares of the Company's Common Shares, par value $.001 per share (the "Common Stock"), and (b) to receive, in consideration for such purchase, Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares". The shares of Common Stock to be issued to the Purchasers upon conversion of the Notes hereunder are referred to herein as the "Common Shares." The Notes, the Common Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the "Securities."

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:





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                                    ARTICLE I
                           PURCHASE AND SALE OF NOTES

         1.1 Purchase of Notes. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Notes shall be consummated in a "Closing". On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Company shall issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Notes for an aggregate purchase price of Ten Million U.S. Dollars (the "Purchase Price"), each Purchaser purchasing 50% of the Notes and paying 50% of the Purchase Price.

         1.2 Form of Payment. The Purchasers shall pay the Purchase Price for the Notes by wire transfer to the account designated by the Company on the signature page of this Agreement, upon delivery to the Purchasers of the Notes and the Warrants, all in accordance with the terms of this Agreement, and upon satisfaction of the other Closing conditions..

         1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Notes pursuant to this Agreement shall be at 6:00 p.m. New York City time, on October 27, 1997; provided, however, that in the event the Purchasers have not irrevocably notified their bank(s) to promptly wire the Purchase Price to the account or accounts directed by the Company by 2:15 p.m., October 28, 1997, the transactions contemplated by this Agreement shall become void and this Agreement shall promptly terminate. Purchasers agree to deliver to the Company, and the Company agrees to deliver to the Purchasers, all signature pages signed by the other to this Agreement, the Registration Rights Agreement, the Notes and the Warrants immediately following such termination.

         1.4 Warrants. In consideration of the purchase by Purchasers of the Notes, the Company shall at the Closing issue to the Purchasers Warrants to acquire an aggregate of One Hundred Six Thousand Seven Hundred (106,700) shares of Common Stock (a Warrant representing 50% of such shares shall be delivered to each Purchaser).


                                   ARTICLE II
                         PURCHASER'S REPRESENTATIONS AND
                                   WARRANTIES

         Each Purchaser represents and warrants to the Company as of the date hereof and as of the Closing as set forth in this Article II. The Purchasers make no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Purchasers to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and


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warranties, if any, shall not survive the execution and delivery of this
Agreement.

         2.1 Investment Purpose. Purchaser is purchasing the Notes and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof in violation of the applicable securities laws. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Notes or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act or sales registered under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

         2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

         2.3 Reliance on Exemptions. Purchaser understands that the Notes and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Notes and Warrants.

         2.4 Information. Purchaser or its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, including without limitation the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on October 15, 1997, Annual Report on Form 10-KSB/A for the Year ended December 31, 1996, Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997 and June 30, 1997, Current Report on Form 8-K filed with the SEC on March 5, 1997, as amended by Form 8-K/A filed with the SEC on May 5, 1997, Prospectus dated March 7, 1997 ("Prospectus") and Proxy Statement dated May 6, 1997 (such documents collectively, the "Furnished SEC Documents"). Purchaser has been afforded the


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opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. The Company agrees that neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives nor any other disclosures or documents (including without limitation the Furnished SEC Documents and the SEC Documents, as hereinafter defined) shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or in any Exhibit or Schedule hereto or in any certificate delivered pursuant hereto or thereto. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents. Subject to the foregoing, Purchaser acknowledges the disclosures presented under the caption "Risk Factors" in the Company's Form 10-K SB/A for the year ended December 31, 1996 and in the Prospectus.

         2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred by Purchaser unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b), (c) and/or (d) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

         2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Notes and Warrants and, until such time as the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates


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for the Common Shares and Warrant Shares, will bear a restrictive legend (the
"Legend") in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         2.8 Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

         2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing as set forth in this Agreement and in any Exhibit, Schedule, agreement or certificate delivered in connection herewith or therewith. Except as contemplated above and in Section 8.5, the Company makes no other representations or warranties, express or implied, to the Purchaser in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to the Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         3.1 Organization and Qualification. Each of the Company and its direct and indirect subsidiaries (collectively, "Subsidiaries") is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in


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every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, is or reasonably would be expected to be materially adverse to the business, operations, properties, financial condition or operating results of the Company and its Subsidiaries, taken as a whole on a consolidated basis, or to the transactions contemplated hereby or to any of the Securities.

         3.2 Authorization: Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Registration Rights Agreement, Notes and Warrants in accordance with the terms hereof and the terms of the Registration Rights Agreement, Notes and Warrants, and to issue the Common Shares and Warrant Shares upon conversion of the Note and exercise of the Warrant, respectively, in accordance with the terms and conditions of the Notes and Warrants, respectively; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Notes and the Warrants, and the issuance and reservation for issuance of the Common Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency, and except for a listing application with respect to the Common Shares and the Warrant Shares to be filed by the Company promptly after Closing with AMEX (as herein defined), no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the American Stock Exchange ("AMEX"), the National Association of Securities Dealers or otherwise); (c) this Agreement, the Registration Rights Agreement, the Notes, and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Notes, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

         3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Notes or the Warrants) exercisable


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for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Notes and exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock of the Company (including the Common Shares and the Warrant Shares) have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Common Shares and the Warrant Shares) are, and no such Common Shares or Warrant Shares will be, subject to preemptive rights or any other similar rights granted, created, suffered or caused by the Company or any liens or encumbrances granted, created, suffered or caused by the Company or any of its Subsidiaries. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) issuance of the Securities will not trigger antidilution or similar rights for any other present or future outstanding or authorized securities of the Company, and (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "By-laws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing or concerning securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchasers copies thereof upon the request of Purchasers). Unless signing and Closing occur simultaneously, the Company shall provide Purchasers with a written confirmation of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing.

         3.4 Issuance of Shares. The Common Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion in the case of the Notes and exercise in the case of the Warrants in accordance with the terms thereof, as applicable, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its Subsidiaries or affiliates, will be entitled to all rights and preferences accorded to a holder of Common Stock, shall be entitled to be traded on the same markets and exchanges as the other shares of Common Stock of the Company are traded, and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity


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granted, created, suffered or caused by the Company or any of its Subsidiaries.
The Notes and Warrants are duly authorized and validly issued, fully paid and nonassessable, and free from all liens, claims and encumbrances directly or indirectly imposed or suffered by the Company or any of its Subsidiaries or affiliates and will not be subject to preemptive rights or other similar rights of stockholders of the Company or of any other person or entity granted, created, suffered or caused by the Company or any of its Subsidiaries.

         3.5 No Conflicts. The execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Notes, Common Shares, Warrants, and Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and the rules and regulations of AMEX) applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect, or that result solely and directly from any misrepresentation of the Purchasers set forth herein). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which has not been permanently waived and released which, with notice or lapse of time or both, would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser (or any transferee or assignee of Purchaser or of such transferee or assignee, and their successors and assigns, in a transaction of the type referred to in Section 5.1(b) below ("Purchaser Transferee")) owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, or except (A) such as may be required under the


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Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC,
(C) filing of the listing application referred to in Section 3.2(b) above with AMEX, and (D) compliance with the state securities or Blue Sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Notes, the Warrants or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of AMEX, does not know of or anticipate any event which could be grounds for any delisting, and does not reasonably anticipate that the Common Stock will be delisted by AMEX for the foreseeable future.

         3.6 SEC Documents. Except as disclosed in Schedule 3.6, since December 31, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed after December 31, 1996 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered to each Purchaser true and complete copies of the Furnished SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. None of the statements made in any such SEC Documents which was or has become inaccurate or misleading, and which would have a Material Adverse Effect, has not been so updated or amended. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements,


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to normal, immaterial year-end audit adjustments). Except as specifically set forth in the Furnished SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations not required under generally accepted accounting principles to be reflected in such financial statements under contracts and commitments incurred in the ordinary course of business consistent with past practice and (iii) liabilities not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause
(i), (ii) and (iii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its Subsidiaries on a consolidated basis, or to the transactions contemplated hereby or to the Securities. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments existing as of the respective date of each such SEC Document (or such other date required by the rules of the SEC) to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). Except as set forth in Schedule 3.6 or as specifically disclosed in the Furnished SEC Documents, none of the Company, its Subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect, or of any other existing agreement or document which the Company will be required to list or describe in any subsequent SEC filing. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its Subsidiaries under any such Contracts, agreements or documents which would have a Material Adverse Effect. The Company has not provided and will not provide to any Purchaser any material non-public information or any other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, except that with respect to any previously material non-public information disclosed to the Purchasers, any such information will be publicly disclosed by the Company within the time period set forth in the Confidentiality Agreement referred to in Section 8.5 below.

         3.7 Absence of Certain Changes. Since December 31, 1996, there has been no Material Adverse Effect, except as disclosed in Schedule 3.7 or as specifically disclosed in the Furnished SEC Documents.

         3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries,


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threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect in any material respect the transactions contemplated by this Agreement or any of the documents executed and delivered pursuant hereto or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         3.9 Disclosure. No information, statement or representation relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement or in any Schedule, Exhibit, certificate or agreement provided to a Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact. No information relating to or concerning the Company or any of its Subsidiaries set forth in any of the Furnished SEC Documents contains a statement of material fact that was untrue as of the date such Furnished SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements and representations made herein or in any of the foregoing, in light of the circumstances under which they were made and at the time they were made, not misleading.

         3.10 Acknowledgment Regarding Purchasers' Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are "arms-length", and that any statement made by any Purchaser (except as set forth in Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to each Purchaser's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

         3.11 S-3 Registration. The Company is currently eligible to register the resale of its Common Stock (including the Common Shares and the Warrant Shares) on a registration statement on Form S-3 under the Securities Act.

         3.12 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

         3.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Securities under the Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchasers and of Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline") in its agreement with the Company, to the extent relevant for such determination. To the Company's knowledge, such representations and warranties of Shoreline are accurate.

         3.14 No Brokers. The Company has taken no action, directly or indirectly, which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchasers relating to this Agreement or the transactions contemplated hereby. With respect to the Company's dealings with Shoreline, the fees due Shoreline are the sole obligation of the Company, and shall be paid in full by the Company. The Company will indemnify the Purchasers from and against any fees and expenses (including without limitation reasonable attorneys fees and expenses) sought or other claims made by Shoreline with respect to any such fees. Shoreline has advised the Company that Purchasers have no liability to Shoreline with respect to such fees.

         3.15 Intellectual Property. Except as specifically disclosed in the Furnished SEC Documents, each of the Company and its Subsidiaries owns, is licensed to use, or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB/A for its most recently ended fiscal year. To the Company's best knowledge, except as specifically disclosed in the Furnished SEC Documents or set forth in Schedule 3.15, neither the Company nor any Subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its Subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect.

         3.16 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Prospectus dated March 7, 1997. No Key Employee, to the best of the knowledge of the Company and its Subsidiaries, after consultation by the Company with each Key Employee, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Ron Zwanziger, to the best of the knowledge of the Company and its Subsidiaries after consultation by the Company with Ron Zwanziger, has no intention to terminate his employment with, or services to, the Company or any of its Subsidiaries. "Key Employee" means each of Kenneth D. Legg, Ph.D., Tony Hall and Ron Zwanziger. No Key Employee has margined more than 20% of his Common Stock, or placed more than 20% of his Common Stock in a situation which could result in an involuntary sale thereof.

         3.17 The Company does not have in effect a shareholders rights plan or similar plan in the nature of a "poison pill." If the Company adopts such a plan, none of the Purchasers' Notes, Warrants, Common Shares and Warrant Shares, nor any of the transactions contemplated hereunder or thereunder, will be deemed to trigger such plan.

         3.18 Dilution. The number of Common Shares and Warrant Shares may increase substantially in certain circumstances, including the circumstances where the trading price of the Company's Common Stock declines. The Company acknowledges that its obligation to issue Common Shares and Warrant Shares upon conversion of the Notes and exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

         3.19 Certain Transactions. Except as disclosed in the SEC Documents and except for arm's length transactions pursuant to which the Company or any of its direct or indirect Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its direct or indirect Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its direct or indirect Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         3.20 Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since January 1, 1996, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

         3.21 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.


                                   ARTICLE IV
                                    COVENANTS

         4.1 Reasonable Efforts. The parties shall use commercially reasonably efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

         4.2 Securities Laws. The Company agrees to timely file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company agrees to timely file the appropriate SEC Form disclosing this Agreement and the transactions contemplated hereby with the SEC. The

Company shall, on or prior to the date of Closing, take such action as is necessary to qualify the Securities for sale to the Purchasers in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the date of the Closing.

         4.3 Reporting Status. So long as any Purchaser or any Purchaser Transferee beneficially owns any of the Securities, (a) the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and (b) the Company will maintain its ability and eligibility to register its Common Stock (including the Common Shares and the Warrant Shares) on Form S-3.

         4.4 Information. The Company agrees to send the following reports, documents and information to each Purchaser and each Purchaser's Transferee until each Purchaser and each Purchaser's Transferee transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate) not subject to securities law resale restrictions or limitations: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any proxy statements and any Current Reports on Form 8-K; (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its Subsidiaries and; (c) contemporaneously with the sending of any document, notice or information to any class of the Company's equity security holders, a copy of each document, notice or information furnished to any class of the Company's equity security holders. The Company further agrees to promptly provide to each Purchaser and each Purchaser's Transferee any information with respect to the Company, its properties, or its business or each Purchaser's investment as any Purchaser or Purchaser's Transferee may reasonably request; provided, however, that the Company shall not be required to give any Purchaser any material non-public information. If any information requested by a Purchaser from the Company contains material non-public information, and if the Company is willing to provide such material non-public information to a Purchaser, the Company shall inform the Purchaser in writing that the information requested contains material non-public information and shall in no event provide such information to Purchaser without the express written consent of the Purchaser after being so informed. Further, so long as any Purchaser or any Purchaser's Transferee beneficially owns any Notes, Warrants, Common Shares or Warrant Shares, the Company will give such Purchaser and any Purchaser's Transferee prior notice of, promptly upon its occurrence, (a) any event or transaction which has occurred or failed to occur (i) which will require an adjustment of any component of the conversion or exercise rights or provisions under the Notes or the Warrants, or (ii) which is a default or breach (with or without the giving of notice or the passage of time) by the Company under this Agreement, the Registration Rights Agreement, the Notes or the Warrants, and (b) the selection by the Company of a record date with respect to any of its equity securities, and the purpose for which such record date was selected.

         4.5 Listing. The Company shall continue the uninterrupted listing and trading of its Common Stock and the Common Shares and Warrant Shares on the Nasdaq National Market, the New York Stock Exchange or AMEX; and comply in all material respects with the Company's reporting, filing and other obligations under the By-laws and rules of the Nasdaq and such Exchange, as applicable. If and so long as the Common Stock, the Common Shares and the Warrant Shares are not listed on the Nasdaq or one of such Exchanges, as partial compensation for the added liquidity risk of such delisting the Company shall be obligated to make the following additional cash payments (the "Delisting Payments"). The Delisting Payments will be equal to two percent (2%) of the Purchase Price (plus accrued but unpaid interest) of any outstanding Notes for each month (pro rata for partial months) following the date any such shares are delisted (the "Delisting Date") continuing through the date all such shares are listed on Nasdaq or one of such Exchanges (the "New Listing"). If such delisting occurs within three (3) trading days of the date a Purchaser converts its Notes, and if within such three (3) trading day period the Purchaser has not effectively sold its Common Shares received upon such conversion, then, for the purpose of calculating the Delisting Payment, the Notes so converted shall be deemed outstanding until the New Listing date. The Delisting Payments will be paid to the Holders of the Notes in cash within five (5) business days following the earlier of (i) the end of each month following the Delisting Date, or (ii) the effective date of the New Listing. Nothing herein shall limit the Note Holder's right to pursue damages (including without limitation lost trading or other profits and reimbursement for expenses and reasonable legal fees incurred; excluding, however, other consequential damages and punitive damages) (collectively, "Damages") for the Company's failure to maintain its listing on Nasdaq or any such Exchange. The period between each Delisting Date and New Listing date is herein called the "Delisting Period." A default by the Company shall be deemed to exist hereunder and under the Warrants, without notice, and an Event of Default shall automatically exist under the Notes, without notice, at such time as the aggregate number of trading days in all Delisting Periods during any twelve month period exceeds five (5) trading days.

         4.6 Prospectus Delivery Requirement. Each Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Shares and Warrant Shares in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by a Purchaser of the Common Shares and Warrant Shares being sold, and each Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale; in this regard, the Company covenants that it shall at all times provide each Purchaser, promptly upon its request, with adequate quantities of prospectuses which comply with all applicable securities laws.

         4.7 Corporate Existence. So long as any Purchaser or any Purchaser Transferee beneficially owns any Notes, Warrants, Common Shares or Warrant Shares, the Company shall maintain its corporate existence; except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets pursuant to which the surviving or successor entity in such transaction
(i) unconditionally and irrevocably assumes in writing the Company's obligations hereunder and under the agreements and instruments (including the Notes, Warrants and Registration Rights Agreement) entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed and remains eligible for listings (both immediately before and after such transaction) for trading on the NASDAQ, the Nasdaq Small Cap Market, the New York Stock Exchange or the AMEX.

         4.8 Deferred Registration. The Company agrees that no registration statement with respect to any shares of Common Stock, options or conversion rights shall be declared effective by the SEC earlier than 180 days (plus such additional days as equals the total number of days during each Delay Period, defined in the Registration Agreement, and during each Delisting Period), after the effective date of the registration statement with respect to the Securities ("Restricted Registration Period"). Notwithstanding the foregoing, such restriction shall not apply to registration statements relating to equity securities to be issued solely in connection with an acquisition of any entity or business, or in connection with stock option or other employee benefit plans, or to not more than one underwritten public offering by the Company which covers only shares of Common Stock being sold by the Company for its own account (and not for the account of any other person or entity), or to registration statements required to be filed by the Company during the Restricted Registration Period pursuant to a non-appealable court order involuntarily imposed upon the Company. The Company agrees to diligently use its commercially reasonable efforts to oppose any such court order, and to seek appellate review thereof if permissible.

         4.9 Other Covenants. The Company agrees that, from the date hereof until a date which is 180 days following the Required Effective Date (as that term is defined in Section 2(a) of the Registration Rights Agreement), no Key Employee shall margin more than 20% of his Common Stock, or place more than 20% of his Common Stock in a situation which could result in an involuntary sale thereof.


                                    ARTICLE V
           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

         5.1 Removal of Legend. The Legend shall be removed and the Company shall issue, or shall cause to be issued, a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the resale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel to the effect that a sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144, the Holder provides the Company with reasonable assurances that the Security is to be so sold, and a registered broker dealer provides to the Company's transfer agent and counsel copies of (i) a customary seller's representation letter reasonably acceptable to such transfer agent and counsel with respect to such a sale to be made pursuant to Rule 144 and (ii) a Form 144 in respect of such Security executed by such holder and filed (or mailed for filing) with the SEC or (d) such Security can be sold pursuant to Rule 144(k). Each Purchaser agrees to sell all its registered Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, only pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus, as contemplated in Section 4.6, in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act or any applicable state securities laws. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered and/or has given stop transfer instructions to the Company's transfer agent, which Legend and stop transfer instructions shall be promptly removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

         5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Common Shares and the Warrant Shares in such amounts specified from time to time by each Purchaser upon conversion or exercise of the Notes and the Warrants, respectively. Such certificates shall bear the Legend only to the extent provided by Section 5.1 above. The Company covenants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions to give effect to
Section 2.6 hereof in the case of the Common Shares and Warrant Shares prior to registration of the Common Shares and Warrant Shares under the Securities Act or stop transfer instructions to give effect to "black-out" periods as provided in the Registrations Rights Agreement will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus as required in Section 5.1 in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel to the effect that the Securities to be sold or transferred may be sold or transferred in the manner proposed pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants, to the extent relevant to such transfer, made by Purchasers hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby.


                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         6.1 The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Purchasers at the Closing is subject to the satisfaction, as of the date of the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               (i) Both Purchasers shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

              (ii) Both Purchasers shall have wired to the account of the Company the portion of the Purchase Price payable by it.

             (iii) The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and each Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

              (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits or limits the consummation of any of the transactions contemplated by this Agreement.


                                   ARTICLE VII
              CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE

         7.1 The obligation of each Purchaser hereunder to purchase the Notes and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction as of the date of the Closing, of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by each Purchaser at any time in the Purchaser's sole discretion:

               (i) The Company shall have executed signature pages to this Agreement and the Registration Rights Agreement and delivered the same to each Purchaser.

              (ii) The Company shall have delivered to each Purchaser duly issued Notes being so purchased by such Purchaser and certificates for the Warrants being issued to such Purchaser at the Closing in such number and denominations as are reasonably requested by each Purchaser.

             (iii) The Common Stock shall be listed on the AMEX and trading in the Common Stock shall not have been suspended or limited by the AMEX or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

              (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing, to the foregoing effect.

               (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits or restricts the consummation of any of the transactions contemplated by this Agreement.

              (vi) Purchaser shall have received the officer's certificate described in Section 3.3, dated as of the Closing.

             (vii) Purchaser shall have received opinions of Goodwin, Procter & Hoar, dated as of the Closing, in the form attached hereto as Exhibit C.

            (viii) The Company shall have paid all reasonable legal fees, due diligence fees and expenses incurred by each Purchaser in connection with the transactions contemplated hereby in an aggregate amount not to exceed $25,000.


                                  ARTICLE VIII
                          GOVERNING LAW; MISCELLANEOUS

         8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with Delaware law. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware or the Borough of Manhattan in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by first class mail in accordance with Section 8.6 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect any Purchaser's or the Company's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

         8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

         8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         8.5 Entire Agreement: Amendments. This Agreement and the Exhibits and Schedules hereto and the certificates and agreements required to be delivered hereby and thereby contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser. Nothing in this Agreement or in any Exhibit or document issued in connection herewith shall waive or release any of the Company's obligations or any of the Purchasers rights under the Confidentiality Agreement between Elliott Associates, L.P. and the Company by fax dated September 23, 1997. The parties agree that, for purposes of such Confidentiality Agreement, it shall be deemed dated and entered into on September 23, 1997.

         8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                      If to the Company:

                      Selfcare, Inc.
                      200 Prospect Street
                      Waltham, MA 02154
                      Telecopy:         (617) 647-3939
                      Attention:  Ron Zwanziger

                      and with a copy to:

                      Goodwin, Procter & Hoar LLP
                      Exchange Place
                      Boston, MA 02109
                      Telecopy:  (617) 523-1231
                      Attention: Stephen W. Carr, P.C. &
                      Martin Carmichael, III, P.C.

                      If to either Purchaser:

                      c/o Stonington Management Corporation
                      712 Fifth Avenue, 36th Fl.
                      New York, NY 10019
                      Telecopy: (212) 974-2092
                      Attention: Brett Cohen

                      and with a copy to:

                      Kleinberg, Kaplan, Wolff & Cohen, P.C.
                      551 Fifth Avenue, 18th Floor
                      New York, NY 10176
                      Telecopy: (212) 986-8866
                      Attention: Fredric A. Kleinberg, Esq.

                      in each case with a copy to:

                      Shoreline Pacific Institutional Finance
                      3 Harbor Drive, Suite 211
                      Sausalito, CA  94965
                      Telecopy: (415) 332-7800
                      Attention: General Counsel

Each party shall provide notice to the other party of any change in address.

         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which consent by the Company shall not be unreasonably withheld or unreasonably delayed. Notwithstanding the foregoing, each Purchaser may, subject to and in compliance with Article 5 hereof, assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, or to a "Financial Institution" (as defined below), without the consent of the Company so long as such affiliate or Financial Institution is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by the applicable provisions of this Agreement. A "Financial Institution" shall include those institutions commonly called financial institutions as well as banks, savings and loans, mutual funds, private investment partnerships (commonly called "hedge funds"), investment banks, brokers, dealers, pension and profit sharing plans, insurance companies, and similar entities. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or the instruments or documents referenced herein, or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement or the instruments or documents referenced herein.

         8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors, assigns transferees and participants and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.9 Survival. The representations and warranties of the Company and each Purchaser and the agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Company or any Purchaser, as the case may be. The Company and each Purchaser agrees to indemnify and hold harmless each Purchaser or the Company, as the case may be, and each of such party's respective officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to any breach or alleged breach by the Company or any Purchaser, as the case may be, of any of their respective representations or covenants set forth herein, including advancement of expenses as they are incurred.

         8.10 Public Filings; Publicity. As soon as practicable following Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. The Company and each Purchaser shall have the right to approve before issuance any press releases, relevant portions of SEC or AMEX or other exchange filings, or any other public statements, with respect to the transactions contemplated hereby (which approval shall not be unreasonably withheld or delayed); provided, however, that the Company shall be entitled, without the prior approval of a Purchaser, to make any press release or SEC, AMEX, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although the Company shall make all reasonable efforts to consult with each Purchaser in connection with any such press release prior to its release and shall provide each Purchaser with a copy thereof as provided in Section 4.4 hereof).

         8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company and each Purchaser acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm to each Purchaser, in the case of the Company, and the Company, in the case of a Purchaser. Accordingly, the Company and each Purchaser acknowledges that the remedy at law for a breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company or a Purchaser, as the case may be, of the provisions of this Agreement, that a Purchaser or the Company, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

         8.13 Expenses. The Company shall pay at Closing, and promptly upon receipt of any invoice relating to same, all reasonable legal fees and disbursements and reasonable due diligence fees and expenses, up to an aggregate maximum of $25,000, incurred by Purchasers in connection with this Agreement and the transactions contemplated hereby.

         8.14 Several Liability. Notwithstanding anything in this Agreement to the contrary, the obligations, representations, warranties, and liabilities of the Purchasers hereunder shall be several and not joint.

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.


PURCHASERS:

ELLIOTT ASSOCIATES, L.P.


By: /s/ Paul Supin
    ---------------------------
    Name:
    Title:
    Residency: New York, U.S.A.


WESTGATE INTERNATIONAL, L.P.

By: Martley International, Inc.
    Attorney-in-fact


By: /s/ Paul Supin
    ---------------------------
    Name:
    Title:
    Residency: Cayman Islands


SELFCARE, INC.:


By: /s/ Ron Zwanziger
    ---------------------------
    Name: Ron Zwanziger
    Title: President and CEO
    Wire Transfer instructions:
    Routing ABA #011500010
    Fleet Prov
    Beneficiary Account #: 050124672800101
    Beneficiary Name: Retirement Plan Services
    For further credit
    Account Name: Selfcare, Incorporated
    Account #: 000 210 5670
    Attn: Sonji White (Phone # 617-346-2483)